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Exhibit 10.15

Primus Telecommunications Limited

Carrier Services Agreement

        This Carrier Services Agreement (the "Agreement') is made as of the 16th day of February 2004 (the "Effective Date"), by and between Primus Telecommunications Limited, a company duly organized and existing under the laws of England and Wales, with the registration 2937312 and having a business address at NIOC House, 4 Victoria Street, London SWIH 0GT, United Kingdom ("Primus") and Vistula Limited, a company organized and existing under the laws of the United Kingdom, having a business address at 40 Portman Square, London, W1H 6LT, UK ("Partner"). Partner and Primus may be referred to individually as "Party" and collectively as "Parties".

        WHEREAS, Primus is licensed to provide origination and termination of telecommunication services and Partner requests Primus provide certain telecommunication services; and

        WHEREAS, Primus agrees to provide certain telecommunication services to Partner as may be described in this Agreement and its Attachments and Partner agrees to accept and pay for such services pursuant to the terms hereof; and

        WHEREAS, Partner is licensed to provide origination and termination of telecommunication services and Primus requests Partner provide certain telecommunication services; and

        WHEREAS, Partner agrees to provide certain telecommunication services to Primus, as may be described in this Agreement; and its Attachments and Primus agrees to accept and pay for such services pursuant to the terms hereof

        NOW, THEREFORE, in consideration of the premises, terms, and agreements contained herein, the Parties agree as follows:

1.     SERVICES.

        1.1.  The Parties agree to furnish each other with the domestic and/or international termination of telecommunication services as may be set forth in this Agreement and in its Attachments (the "Services"). The Attachments are incorporated by reference and specifically made a part of this Agreement. Each Party shall provide all Services in accordance with standard industry practice as to quality and reliability.

        1.2   Each Party is entitled, (from time to time and without notice, to use its affiliates and/or third-party subcontractors to perform some or all of its duties and/or obligations set forth herein; provided, however, the use of such affiliates or subcontractors shall not relieve either Party from any duties or obligations set forth herein or that result from this Agreement.

2.     TERM; RENEWAL.

        The Term of this Agreement shall commence on the Effective Date and it will continue uninterrupted for a period of one (1) year. After the initial term, the Agreement shall renew automatically on a month-to-month basis. The term "Term" as used herein refers to the initial term and any renewal thereof. Either Party may terminate the Agreement at the expiration of the initial Term or at any other time thereafter on thirty (30) days prior written notice.

3.     CHARGES and PAYMENTS.

        3.1.  Each Party agrees to pay all undisputed charges based on the Party's Services usage at the rates set forth, from time to time, in Attachments B and C (the "Rates") for as long as this Agreement is in effect (the "Usage Charges"). All Rates offered and payments made under this Agreement shall be in British Pounds (£).

        3.2.  Usage Charges shall be invoiced twice monthly, approximately covering two (2) two-week billing periods (the 1st-15th and the 16th-end of month). All undisputed Usage Charges shall be due and payable without demand within fifteen (15) days after the invoice date (the "Due Date"). Notwithstanding anything to the contrary contained herein, the Parties agree to "offset" all undisputed Usage Charges during each invoicing period. The Parties shall exchange invoices, within a reasonable time, and compare and determine the undisputed amounts due and owing on such invoices. The invoice of the Party owing the least undisputed Usage Charges (the "Creditor Party") shall be credited (i.e. offset) against the undisputed Usage Charge owed by the other Party (the "Debtor Party"). The Debtor Party shall pay the post-offset balance to the Creditor Party by the Due Date. The Debtor Party may not carry forward any balance due without the express written consent of the Creditor Party.

        3.3.  All payments under this Agreement, including any Security, shall be in immediately available funds; provided, however that all invoices greater than one thousand Pounds (£ 1,000.00) must be paid via electronic funds transfer, at the Debtor Party's sole risk. Each Party shall be responsible for all transaction charges assessed by, or on behalf of; its own bank.

        3.4.  Undisputed amounts not received by the Creditor Party by the Due Date shall be deemed past due. Past due amounts are subject to a late charge of one and one-half percent (1.5%) per month, or the maximum rate allowable by law if lower. A Party that is past due with a payment is liable for all reasonable attorney fees and other properly documented costs of collection incurred by billing Party, if any.

        3.5.  A Party may increase Rates for any or all Services upon no less than seven (7) days prior written notice to the other Party, per the information set forth in Clause 14.2. A Party may decrease Rates at any time and without notice. The Parties understand and agree that Rates for non-fixed line termination and for calls designated as "special services," may be higher than Rates charged for fixed-line termination at the same destination.

        3.6.  Each Party agrees to provide financial statements and other related information to the other Party detailing the company's financial condition as the same may be reasonably required to evaluate credit worthiness.

        3.7.  Either Party may require, upon the execution of this Agreement or at any other time, a cash deposit or other form of security acceptable to the demanding Party (e.g., prepayment or a Bank Guarantee), if the demanding Party deems itself insecure with respect to the other Party's ability to pay Usage Charges (the "Security"). Unless otherwise agreed to in writing, a demanding Party has the right to draw upon the Security to collect past-due and undisputed Usage Charges. Any Security remaining after the termination of this Agreement shall be refunded, without interest unless obligated by law to do so, within fifteen (15) business days of the settlement and the final payment of all sums due and owing between the Parties.

        3.8.  Notwithstanding anything to the contrary contained herein, if an invoiced Party disputes an invoice (e.g., Rates or volume), the invoiced Party must, in good faith and in writing, notify the billing Party of the dispute within forty-five (45) days of invoice receipt. The disputing Party must provide documentation supporting its position. The non-disputing Party may request additional information to facilitate the dispute's settlement. A dispute notification shall not relieve either Party of its obligation to make/credit all undisputed Usage Charges, by the Due Date. The Parties shall exercise reasonable efforts to resolve disputes within forty-five (45) days of dispute notice receipt. A Party's failure to contest an invoice properly or to contest it within forty-five (45) days of invoice receipt shall create an irrebuttable presumption of correctness of the invoice.

4.     RESALE OF SERVICES & AND USERS.

        4.1.  Each Party may resell the Services; provided, however, neither Party is authorized to enter into any agreements with its own customers. (the "End Users") on behalf of the other Party. Each Party is solely responsible for obtaining and maintaining all governmental licenses or approvals required for its operations and its provisioning of Services to End Users.

        4.2.  In connection with reselling the Services, each Party understands and agrees that it is solely responsible for all billing, billing adjustments/credits, customer service, creditworthiness and other service-related requirements of its End Users. The terminating Party shall have no liability to originating Party's End Users under this Agreement. Each Party shall comply with all terms and conditions of this Agreement, including, but not limited to, payment obligations, regardless of a Party's ability to collect payments or charges from its End Users, affiliates, agents, brokers or re-sellers. The failure of an End User to pay a Party shall not relieve said Party of its obligation to pay invoiced Usage Charges as set forth herein.

        4.3.  The originating Party shall: (i) be liable to the terminating Party for any damages caused by any intentional or illegal acts of the originating Party in connection with its resale or reselling of the Services; and (ii) indemnify, defend and hold harmless the terminating Party from and against any third party/End User claims, actions, damages, liabilities, costs, judgments or expenses (including reasonable attorney fees) arising out of or relating to the originating Party's and/or its End User's use, resale or reselling of the Services.

        4.4.  If reporting obligations or requirements are imposed on the terminating Party by any third party or regulatory agency in connection with the use of the Services by the originating Party's End Users, the originating Party agrees to reasonably assist the terminating Party in complying with such obligations or requirements and to hold the terminating party harmless for any failure by the originating Party in this regard

5.     TAX EXEMPTION CERTIFICATE.

        The originating party shall pay any and all applicable foreign, national, provincial, state or local taxes, including without limitation, all use, sales, value-added, surcharges, excise, franchise, property, commercial, gross receipts, license, privilege or other similar taxes, levies, surcharges, duties, fees, or other tax-like surcharges, whether charged to or against the terminating Party or the originating Party, with respect to the originating Party's use of the Services ("Taxes"). Should a Party claim an exemption of any such Taxes, said Party shall provide the other Party with official documented/certified proof of such exemption. Each Party must ensure its exempt status, and the proof thereof, remains current. In no event shall a terminating Party be liable for any Taxes due by originating Party (or its End Users) and the originating Party shall indemnify the terminating Party if any such claim for Taxes is made. The terminating Party may invoice the originating Party for Taxes that are not covered by a valid tax exemption certificate properly filed with the terminating Party. Each Party shall be responsible for any and all income taxes it generates through its sale or use of the Services.

6.     DISCLAIMER OF WARRANTIES.

        Each Party understands and agrees that the other Party exercises no control over the content accessible through the Services. Each Party assumes total responsibility for its use and its End Users' use of the Services whether or not provided by the other Party. Each Party and its End Users access the Services at their own risk. EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN AN ATTACHMENT, THE SERVICES, SYSTEM, AND ANY RELATED SOFTWARE AND/OR HARDWARE PROVIDED BY EITHER PARTY ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS, IMPLIED, WRITTEN, ORAL, OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF

TITLE, NON-INFRINGEMENT OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT ITS SERVICES ARE COMPLETELY ERROR FREE OR THAT THE SERVICES WILL OPERATE WITHOUT INTERRUPTION.

7.     LIMITATION OF LIABILITY.

        EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS DESCRIBED HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR ANY OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS OF SAID PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR REVENUES, LOST DATA OR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES RELATED TO THE SERVICES OR THIS AGREEMENT WHETHER FOR, AMONG OTHER THINGS, BREACH OF WARRANTY, AND WHETHER UNDER ANY THEORY OR CAUSE OF ACTION WHETHER IN TORT, CONTRACT OR OTHERWISE, REGARDLESS OF WHETHER THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. A PARTY'S TOTAL AGGREGATE LIABILITY HEREUNDER SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE USAGE CHARGES PAID TO SAME PARTY BY THE OTHER PARTY FOR THE AFFECTED SERVICES THAT GAVE RISE TO SUCH LIABILITY. THE PARTIES HEREBY WAIVE ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE THEM OF AN ADEQUATE REMEDY OR CAUSE THIS AGREEMENT TO FAIL OF ITS ESSENTIAL PURPOSE.

8.     INDEMNIFICATION.

        Each Party agrees to indemnify, defend, and hold harmless the other Party, its officers, directors, employees, agents, shareholders, licensors, and any third party providers or suppliers from and against all losses, damages or expenses of any kind, including reasonable attorneys' fees and costs of litigation, arising from claims of a third party (including claims, assertions and investigations of a governmental agency), which claims arise in whole or part from (i) the gross negligence or willful misconduct of the Party, its employees, or agents, or (ii) the resale of the Services by the Party; or (ill) the infringement of any third party right arising from the use of any services, equipment and software not provided by the other Party.

9.     CONFIDENTIALITY STATEMENT.

        All plans, designs, drawings, trade secrets, business, and other information disclosed during the Term are confidential and proprietary. Neither Party shall disclose any confidential information or the terms and conditions of this Agreement to any third party unless such disclosure is (i) necessary to satisfy the rules, requirements and/or regulations of any foreign, national, state provincial, or local governmental agency; or (ii) otherwise required to be disclosed by law; or (iii) necessary in any legal proceeding establishing rights and obligations under this Agreement; or (iv) to a Party's accountants, auditors, and attorneys which are bound by the same confidentiality obligations set forth herein. The confidential obligations do not apply to information that is: (a) in or enters the public domain, other than by breach of this Article; or (b) known to the receiving Party on a non-confidential basis prior to disclosure pursuant to this Agreement; or (c) or has been lawfully disclosed to the receiving Party by a third party without an obligation of confidentiality. Violation by either Party or its agents, of the foregoing provision shall entitle the other Party to seek an injunction or restraining order, in addition to any other remedies available at law or in equity. The restrictions and obligations imposed by this section of the Agreement shall continue in full force and effect for a period of two (2) years from the Agreement's date of termination.

10.   EARLY TERMINATION OR SUSPENSION.

        10.1. Either Party may terminate this Agreement at any time without penalty or, immediately and without notice, suspend any or all Services for (i) "Cause"; or (ii) the other Party failing to pay undisputed amounts or to comply with Security obligations; or (iii) a bankruptcy petition filed by or against the other Party; or (iv) the other Party dissolving or discontinuing business operations; or (v) the other Party failing to comply in all material respects with any foreign, national, state, provincial or local law or regulation applicable to the said Party's use or resale of the Services; or (vi) the other Party or its End Users committing an illegal act relating to the subject matter of this Agreement; or (vii) a Party's inability to obtain or maintain any domestic or foreign governmental license, waiver, consent, registration or approval required to provide or to use the Services; (viii) an event requiring interruption or termination to prevent or protect against fraud or otherwise protect a Party's personnel, agents, facilities or services; or (ix) a "Regulatory Modification", which is defined herein as a law or regulatory action that prohibits, substantially impairs or makes impractical the Services' use or provision.

        10.2.     For the purposes of this Section 10, "Cause" shall mean the failure of a Party to perform a material obligation under this Agreement, which failure is not remedied by the defaulting Party within thirty (30) days after receipt of written notice thereof.

        10.3.     Any termination of this Agreement or suspension of Services shall not relieve either Party of its obligation to pay Usage Charges incurred up to the time of the termination or the suspension.

        10.4.     Notwithstanding anything to the contrary contained herein, a Party exercising its rights pursuant to this Clause 10 may immediately invoice the other Party for any and all Usage Charges accrued up to the time of said termination or suspension, as the case may be, the payment of which shall be due upon invoice receipt.

11.   SERVICE MARKS.

        Neither Party shall use any trademark, service mark, brand name, or any other intellectual property of the other Party in connection with marketing or providing its own telecommunication services without the prior written approval of said other Party. Each Party's name is proprietary and nothing herein constitutes a license authorizing its use. In no event shall an originating Party: (i) attempt to sell services to its End Users using the terminating Party's name; or (ii) represent to End Users that they will be customers of the terminating Party or that they may obtain the terminating Party's services from the originating Party; or (iii) represent or state to End Users or prospective End Users that it has any relationship with the other Party other than an agreement to purchase the terminating Party's Services on a wholesale basis. Since a breach of this material obligation may cause irreparable harm for which monetary damages may be inadequate, in addition to other available remedies, the non-breaching Party may seek injunctive relief for any disclosure in violation hereof.

12.   FORCE MAJEURE.

        Neither Party shall be responsible for its performance hereunder where such non-performance is due to causes beyond that Party's reasonable control including, without limitation, acts of God, fire or other natural catastrophe, explosion, vandalism, strikes, labor disputes, cable cuts, outages, acts of any governmental body; national emergencies; insurrections; riots; wars; terrorism or any act or omission of any third party. The Parties agree that market conditions and/or fluctuations shall not be deemed events of force majeure. A Party affected by an event of force majeure must promptly notify the other Party of such event Either Party may terminate this Agreement on five (5) business days' notice if an event of force majeure continues uninterrupted for thirty (30) days after first notice. An event of force majeure shall not relieve either Party of its obligation to pay or credit undisputed Usage Charges incurred prior to, or during, such event, as applicable. When terminating the Agreement due to an event of force majeure, each Party may immediately invoice the other Party for any and all Usage Charges accrued up to the time of said termination, the payment of which shall be due immediately upon invoice receipt.

13.   ASSIGNMENT.

        This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party shall assign, delegate, nor transfer any of its rights or obligations hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld.

14.   NOTICES.

        14.1.     All non-Rate notices issued under this Agreement shall be directed to each Party at the addresses set forth on the signature page. Such notices shall be deemed delivered (i) within five (5) days if sent by first class mail; or (ii) upon delivery (which can be confirmed) if sent by a recognized courier service; or (iii) upon delivery, when sent by registered or certified mail, return receipt requested; or (iv) the next business day when sent by facsimile (with a hard copy sent by mail) and sending Party's receipt of a transmission confirmation.

        14.2.     Each Party shall issue Rate amendments via electronic mail or via facsimile. In the event of a conflict between facsimiled and emailed Rate amendments issued on the same day, the Rate amendment sent by fax shall prevail. Rate amendments shall be deemed received by the other Party upon the issuing Party's receipt of a transmission confirmation. Notwithstanding anything to the contrary, if the receiving Party's email address or facsimile number is inoperable, the Rates shall be deemed "accepted" upon the receiving Party's first use of the Services after the notice period. Each Party shall promptly notify the other Party, in writing, of any changes to the Rate contact information.

Primus Rates Contact	Partner Rates Contact
Name: Mike Foti NIOC House, 4 Victoria Street, London SW1H 0GT, England Phone: +44 (0)207 669 6000 Fax: +44 (0)207 669 6112 Carrierpricing@primustel.co.uk	Name: Nigel Downton Address: 40 Portman Square, London, W1H 6LT, UK Phone +44 (0)207 486 4900 Fax: +44 (0)207 487 4001 Email: ndownton@vistula.com

15.   SURVIVAL.

        All terms and provisions that, by their nature, should survive the termination of this Agreement shall so survive including but not limited to Sections 3 (Charges and Payments), 7 (Limitation of Liability), 8 (Indemnification) and 9 (Confidentiality).

16.   GOVERNING LAW AND CONSENT TO JURISDICTION.

        This agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the internal laws of England and Wales. The Parties hereby consent to the jurisdiction of the courts of London, England with respect to any dispute, controversy or other matter relating to or arising out of this Agreement.

17.   ADDITIONAL PROVISIONS.

        17.1.     Nothing herein shall be construed as conveying any interest in any property of a Party, and neither Party shall represent that such conveyance has occurred.

        17.2.     The provision of the Services by a Party is subject to the condition that the Services shall not knowingly be used for any unlawful purposes.

        17.3.     Headings contained herein are provided for convenience and reference only. Headings in no way affect or limit the interpretation, contents, or terms of this Agreement.

        17.4.     This Agreement may be executed in counterparts and duplicate originals and shall be effective as of the Effective Date. Each of such counterparts shall, for all purposes, be deemed to be an original but all together only one Agreement.

        17.5.     Nothing contained in this Agreement shall create in, or be deemed to have been executed for the benefit of any third party.

        17.6.     The delay or failure of either Party to enforce or insist upon strict compliance with any of the terms or conditions of this Agreement shall not constitute a waiver of said Party's rights hereunder.

        17.7.     If any provision of this Agreement is held to be unenforceable, the unenforceable portion shall be construed as nearly as possible to reflect the original intent of the Parties and the remainder of the provisions shall remain in full force and effect.

        17.8.     The Parties prepared and executed the original version of this Agreement in the English language, which shall control over any translated versions.

        17.9.     No waiver, alteration, or modification of any of the provision of this Agreement shall be binding unless in writing and signed by a duly authorized representative of each Party.

18.   ENTIRE AGREEMENT.

        This Agreement, including any and all Attachments and Addenda attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous agreements, whether written or oral, between Primus and Partner. The Parties duly execute and agree to be bound by this Agreement as evidenced by the signatures of their representatives. Each Party represents and warrants to the other that the signatory identified beneath its name has full authority to execute this Agreement on its behalf

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        IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the Effective Date.

Primus Telecommunications, Inc. (Primus),cfn			(Partner) Vistula Limited
By			By
	/s/ Jay Rosenblatt Signature	3/9/04 date		/s/ Nigel Downton Signature	16th February, 2004 date
Name:	Jay Rosenblatt		Name:	Nigel Downton
Address:	N10-C. House, 4 Victoria Street, London, SW l H OGT, England		Title:	SVP International Operations
AGREEMENT NOTICES:			AGREEMENT NOTICES:
Attention: General Counsel
Telephone: +44 (0)207 669 6465
Facsimile: +44 (0)207 669 6456
Copy of Agreement Notices:
Attn. General Counsel
Telephone +1-703- 902-2800
Facsimile +1-703- 902-2814
legal@primustel.com			Address: 40 Portman Square London W1H 6TE, UK Telephone: +44 (0)207 486 4900 Facsimile: +(0)207 487 4001 Email: ndownton@vistula.com

APPROVED

PRIMUS LEGAL

ATTACHMENT A

Primus Telecommunications Limited

And

Vistula Limited (Partner)

DURATION OF AGREEMENT

Initial Term: One (1) year

Automatic Renewal Team: Month-to-mouth

PRICING

Rates: See price sheets set forth in Attachments B and C.

Billing:

  i.
  Billing of calls is done on a per call basis with each call rounded up to the next highest second.

  ii.
  Domestic and international calls incur a one (1) second minimum per completed calls plus additional billing increments of one (1) second.

  iii.
  Services provided to terminate calls in Mexico incur a one (1) minute minimum per completed call plus additional billing increments of one (1) minute.

Pricing is F.O.B. Primus's P.O.P.:

and Partner's P.O.P.: Rack 1A, Suite K19 DFM40, TeleHouse East, Coriander Avenue, London, E14 2AA

OTHER

ATTACHMENT B

PRIMUS USAGE RATES (£)
(TO BE ATTACHED FROM TIME TO TIME)

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  Exhibit 10.15
Primus Telecommunications Limited Carrier Services Agreement
ATTACHMENT A Primus Telecommunications Limited And Vistula Limited (Partner)
ATTACHMENT B PRIMUS USAGE RATES (£) (TO BE ATTACHED FROM TIME TO TIME)